Form 10-Q                                              Crawford & Company
Quarter Ended June 30, 1998                            Page 23
                                                       Exhibit 10.1



                            CRAWFORD & COMPANY
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                AS AMENDED AND RESTATED AS OF JULY 28, 1998


                                SECTION 1

                                 PURPOSE

        Crawford & Company hereby amends and restates the Crawford & Company Supplemental Executive Retirement Plan as originally effective as of January 1, 1986 and as thereafter amended. The primary purpose of this SERP is to provide a supplemental retirement benefit to the Participants described in Exhibit A to supplement the benefits payable to each of them under the Retirement Plan to the extent such Retirement Plan benefits are limited by the application of Code Sections 401(a)(17) and 415.


                                SECTION 2

                               DEFINITIONS

        The capitalized terms used in this SERP shall have the same meanings assigned to those terms in the Retirement Plan except that the following terms shall have the following meanings:

        2.1 SERP - means this Crawford & Company Supplemental Executive Retirement Plan, as amended from time to time.

        2.2 Retirement Plan - means the Crawford & Company Retirement Plan and Trust Agreement, as amended from time to time.

        2.3 Deferred Compensation Plan - means the Crawford & Company Deferred Compensation Plan, and any successor plan, as amended from time to time.


Form 10-Q                                               Crawford & Company
Quarter Ended June 30, 1998                             Page 24


                                SECTION 3

                              PARTICIPATION


        The Senior Compensation and Stock Option Committee of the Board of Directors shall have the power to designate an executive as a Participant in this SERP and such designations shall be reflected on Exhibit A to this SERP.


                                SECTION 4

                                 BENEFIT

        4.1  SERP Benefit.   A benefit shall be payable under this SERP to,
or on behalf of, each Participant, which benefit shall equal the excess, if any, of (a) over (b) where

        (a) equals the aggregate of the benefits which would have been payable to him, or on his behalf, under (A) the Retirement Plan, plus (B) Restoration Benefits under the Deferred Compensation Plan in the form elected by him, or his Beneficiary, under the terms of the Retirement Plan and Deferred Compensation Plan absent the limitations of Code sections 401(a)(17) and 415, without regard to when such executive became a participant; and

        (b) equals the aggregate benefits actually payable to him, or on his behalf, in such form under (A) the Retirement Plan, and (B) the Restoration Benefits provisions of the Deferred Compensation Plan.

        4.2 Payment. The benefit payable to, or on behalf of, a Participant under this section 4 shall be paid as of the same date, in the same benefit payment form and to the same person as his benefit under the Retirement Plan or Deferred Compensation Plan and no payment shall be made to, or on behalf of, a Participant under this section 4 unless and until a benefit is paid to him, or on his behalf, under the Retirement Plan.


                               SECTION 5

                        SOURCE OF BENEFIT PAYMENTS

        All benefits payable under the terms of this SERP shall be paid by Crawford & Company from its general assets. No person shall have any right or interest or claims whatsoever to the payment of a benefit under this SERP from any person whomsoever other than Crawford & Company, and no Participant or beneficiary shall have any right or interest whatsoever to the payment of a benefit under this SERP which is superior in any manner to the right of any other general and unsecured creditor of Crawford & Company.


Form 10-Q                                              Crawford & Company
Quarter Ended June 30, 1998                            Page 25


                               SECTION 6

                      NOT A CONTRACT OF EMPLOYMENT

        Participation in this SERP shall not grant to any Participant the right to remain an employee for any specific term of employment or in any specific capacity or at any specific rate of compensation.


                               SECTION 7

                       NO ALIENATION OR ASSIGNMENT

        A Participant or a beneficiary under this SERP shall have no right or power to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of any benefit otherwise payable under this SERP, and the Senior Compensation and Stock Option Committee of the Board of Directors shall have the right in light of any such action to suspend temporarily or terminate permanently the payment of benefits to, or on behalf of, any Participant or beneficiary who attempts to do so.


                               SECTION 8

                                 ERISA

        Crawford & Company intends that this SERP come within the various exceptions and exemptions of ERISA and for an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees within the meaning of ERISA Section 201(2), Section 302(a) Section (3) and Section 401(a)(1) and any ambiguities in this SERP shall be construed to effect that intent.


                                SECTION 9

                  ADMINISTRATION, AMENDMENT AND TERMINATION

        Crawford & Company shall have all powers necessary to administer this SERP in its absolute discretion and shall have the right, by action of the Senior Compensation and Stock Option Committee of the Board of Directors, to amend this SERP from time to time in any respect whatsoever and to terminate this SERP at any time; provided, however, that any such amendment or termination shall not be applied retroactively to deprive a Participant of benefits accrued under this Plan to the date of such amendment or termination. This SERP shall be binding on any successor in interest to crawford & Company.


Form 10-Q                                             Crawford & Company
Quarter Ended June 30, 1998                           Page 26


                                 SECTION 10

                                CONSTRUCTION

        This SERP shall be construed in accordance with the laws of the State of Georgia, and the masculine shall include the feminine and the singular the plural whenever appropriate.


                                 SECTION 11

                                 EXECUTION

        Crawford & Company, as the SERP sponsor, has executed this SERP to evidence the adoption of this amendment and restatement by the Senior Compensation and Stock Option Committee of its Board of Directors this 28th day of July, 1998.


                                         CRAWFORD & COMPANY


                                         By:______________________


                                         Title:_____________________



Form 10-Q                                              Crawford & Company
Quarter Ended June 30, 1998                            Page 27


                                 EXHIBIT A


              CRAWFORD & COMPANY SUPPLEMENTAL RETIREMENT PLAN
                    AS AMENDED AND RESTATED EFFECTIVE
                           AS OF JULY 28, 1998



Name of Participant

T. G. Germany
F. L. Minix
R. P. Albright
P. A. Bollinger
D. R. Chapman
J. F. Osten
D. A. Smith
J. F. Giblin